Exhibit 99.5

QUEST
Energy Partners, L.P.

000004

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/QELP**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A PROPOSALS — THE CONFLICTS COMMITTEE AND BOARD OF DIRECTORS OF QUEST ENERGY GP, LLC UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For	Against	Abstain
1. To approve and adopt (1) the Agreement and Plan of Merger, dated as of July 2, 2009 and amended as of October 2, 2009, among PostRock Energy Corporation (previously named New Quest Holdings Corp.), Quest Resource Corporation, Quest Midstream Partners, L.P., Quest Energy Partners, L.P., Quest Midstream GP, LLC, Quest Energy GP, LLC, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC; and (2) the merger of Quest Energy Acquisition, LLC with and into Quest Energy Partners, L.P., with Quest Energy Partners, L.P. surviving, as contemplated by such merger agreement.	☐	☐	☐
2. To approve the PostRock Energy Corporation 2009 Long-Term Incentive Plan, to be in effect following the consummation of the recombination contemplated by the merger agreement.	☐	☐	☐

If other matters are properly brought before the meeting or any postponement or adjournment thereof, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Note: Please sign exactly as name appears on this proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If common units are held in the name of two or more persons, all should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

014IKC

The undersigned hereby appoints David C. Lawler and Eddie M. LeBlanc, III, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the special meeting of common unitholders of Quest Energy Partners, L.P., at ___, on ___, at ___local time, and at any adjournment or postponement thereof, to vote the common units the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card and any other matter brought before the meeting, all as set forth in the joint proxy statement/prospectus delivered with respect to the special meeting. The common units represented by this proxy will be voted at the special meeting or at any adjournment or postponement thereof as directed by the undersigned and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or any adjournment or postponement thereof. If a properly signed proxy is returned without specific voting instructions given, the common units represented by this proxy will be voted “FOR” Proposals 1 and 2. This proxy confers discretionary authority to vote upon certain matters, as described in the accompanying joint proxy statement/prospectus. (Continued and to be signed on the reverse side)

QUEST
Energy Partners, L.P.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A PROPOSALS — THE CONFLICTS COMMITTEE AND BOARD OF DIRECTORS OF QUEST ENERGY GP, LLC UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For	Against	Abstain
1. To approve and adopt (1) the Agreement and Plan of Merger, dated as of July 2, 2009 and amended as of October 2, 2009, among PostRock Energy Corporation (previously named New Quest Holdings Corp.), Quest Resource Corporation, Quest Midstream Partners, L.P., Quest Energy Partners, L.P., Quest Midstream GP, LLC, Quest Energy GP, LLC, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC; and (2) the merger of Quest Energy Acquisition, LLC with and into Quest Energy Partners, L.P., with Quest Energy Partners, L.P. surviving, as contemplated by such merger agreement.	☐	☐	☐
2. To approve the PostRock Energy Corporation 2009 Long-Term Incentive Plan, to be in effect following the consummation of the recombination contemplated by the merger agreement.	☐	☐	☐

If other matters are properly brought before the meeting or any postponement or adjournment thereof, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Note: Please sign exactly as name appears on this proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If common units are held in the name of two or more persons, all should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 0 2 3 9 5 3 2

014ILC

The undersigned hereby appoints David C. Lawler and Eddie M. LeBlanc, III, and each of them, jointly and severally, as proxies, with full power of substitution, for the undersigned at the special meeting of common unitholders of Quest Energy Partners, L.P., at ___, on ___, at ___local time, and at any adjournment or postponement thereof, to vote the common units the undersigned would be entitled to vote, if personally present, upon the proposals stated on the reverse side of this proxy card and any other matter brought before the meeting, all as set forth in the joint proxy statement/prospectus delivered with respect to the special meeting. The common units represented by this proxy will be voted at the special meeting or at any adjournment or postponement thereof as directed by the undersigned and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or any adjournment or postponement thereof. If a properly signed proxy is returned without specific voting instructions given, the common units represented by this proxy will be voted “FOR” Proposals 1 and 2. This proxy confers discretionary authority to vote upon certain matters, as described in the accompanying joint proxy statement/prospectus. (Continued and to be signed on the reverse side)